UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 17, 2014, Cortex Pharmaceuticals, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with various accredited investors (each, a “Purchaser”), pursuant to which the Company sold an aggregate of 175.28 shares of its Series G 1.5% Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”) for a purchase price of $1,000 per share, or an aggregate Purchase Price of $175,280 (the “Purchase Price”). This was the second and final closing on a private placement of up to $1,500,000 (the “Private Placement”) previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2014, which is incorporated by reference herein. The Purchasers in the first closing acquired 753.22 shares of Series G Preferred Stock for an aggregate purchase price of $753,220. The Purchasers in the second and final tranche of the Private Placement consisted of new investors and non-management investors who had also invested in the first closing. Neither the Series G Preferred Stock nor the underlying shares of common stock have any registration rights. All of the Purchasers are, and all Purchasers in previous tranches were, accredited investors.

The stated value of the Series G Preferred Stock is $1,000 per share, and the initial conversion price is $0.0033. Accordingly, at the option of the holder, each share of Series G Preferred Stock is convertible commencing on the date that is 60 calendar days after the date on which the last share of Series G Preferred Stock is issued pursuant to a Purchase Agreement, into 303,030.3 shares of common stock. The aggregate of 928.5 shares of Series G Preferred Stock sold in the Private Placement are convertible into a total of 281,363,634 shares of common stock. The Company had 144,041,558 shares of common stock, plus an additional 57,000,000 shares of common stock issued to management as described below, issued and outstanding immediately prior to the closing of the Private Placement referred to herein.

The placement agents and selected dealers in connection with the second tranche Private of the Placement (each a FINRA registered broker-dealer) received cash fees of $3,465 as compensation and warrants (“Placement Agent Warrants”) totaling approximately 12% of the shares of common stock into which the Series G Preferred Stock may convert, exercisable for five years at a price that is 120% of the conversion price at which the Series G Preferred Stock may convert into the Company’s common stock, par value $0.001. The shares of Series G Preferred Stock were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The shares of Series G Preferred Stock and the Company’s common stock issuable upon conversion of the shares of Series G Preferred Stock have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

Description of the Series G Preferred Stock

The following is a summary of the rights, privileges and preferences of the Series G Preferred Stock:

Number of Shares: The number of shares designated as Series G Preferred Stock is 1,700 (which shall not be subject to increase without the written consent of a majority of the holders of the Series G Preferred Stock or as otherwise set forth in the Certificate of Designation).

Stated Value:  The initial Stated Value of each share of Series G Preferred Stock is $1,000.

Dividend: The Company shall pay a stated dividend on the Series G Preferred Stock at a rate per share (as a percentage of the Stated Value per share) of 1.5% per annum, payable quarterly within 15 calendar days of the end of each fiscal quarter of the Company, in duly authorized, validly issued, fully paid and non-assessable shares of Series G Preferred Stock, which may include fractional shares of Series G Preferred Stock.

Voluntary Conversion: The Series G Preferred Stock shall be convertible, beginning 60 days after the last share of Series G Preferred Stock is issued in the Private Placement, at the option of the holder, into common stock at the applicable conversion price, at a rate determined by dividing the Stated Value of the shares of Series G Preferred Stock to be converted by the conversion price, subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designation. The stated value of the Series G Preferred Stock is $1,000 per share, and the initial conversion price is $0.0033. Accordingly, at the option of the holder, each share of Series G Preferred Stock is convertible commencing on the date that is 60 calendar days after the date on which the last share of Series G Preferred Stock is issued pursuant to a Purchase Agreement, into 303,030.3 shares of common stock. In addition, the Company has the right to require the holders of the Series G Preferred Stock to convert such shares into common stock under certain enumerated circumstances.

Mandatory Conversion: Upon either (i) a Qualified Public Offering (as defined in the Certificate of Designation) or (ii) the affirmative vote of the holders of a majority of the Stated Value of the Series G Preferred Stock issued and outstanding, all outstanding shares of Series G Preferred Stock, plus all accrued or declared, but unpaid, dividends thereon, shall mandatorily be converted into such number of shares of common stock determined by dividing the Stated Value of such Series G Preferred Stock (together with the amount of any accrued or declared, but unpaid, dividends thereon) by the Conversion Price (as defined in the Certificate of Designation) then in effect. If not earlier converted, the Series G Preferred Stock shall be redeemed by conversion on the two year anniversary of the date the last share of Series G Preferred Stock is issued in the Private Placement at the then applicable Conversion Price.

Voting Rights: Except as described in the Certificate of Designation, holders of the Series G Preferred Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series (subject to limited exceptions).

Liquidation Preferences: In the event of any liquidation or winding up of the Company prior to and in preference to any Junior Securities (including common stock), the holders of the Series G Preferred Stock will be entitled to receive in preference to the holders of the Company common stock a per share amount equal to the Stated Value, plus any accrued and unpaid dividends thereon.

THE FOREGOING SUMMARY OF THE PREFERENCES, RIGHTS, AND LIMITATIONS OF THE SERIES G PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATION FOR THE SERIES G PREFERRED STOCK WHICH WAS PREVIOUSLY FILED AS EXHIBIT 3.1 TO THE CURRENT REPORT ON FORM 8-K FILED ON MARCH 24, 2014 AND IS INCORPORATED BY REFERENCE.

Awards to Officers and Directors as Compensation

On April 14, 2014, the Board of Directors of the Company awarded a total of 57,000,000 shares of common stock of the Company, including shares to certain of its executive officers and directors, as set forth below, and to certain other officers. These awards were made under the Company’s 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan. None of the officers or directors of the Company have received any compensation from the Company since joining the Company; Arnold S. Lippa and Jeff E. Margolis joined the Company in March 2013 and Robert N. Weingarten joined the Company in April 2013. All three individuals listed below are executive officers and members of the Board of Directors of the Company.

Recipient	Award in Number of Shares of Common Stock
Arnold S. Lippa	15,000,000
Jeff E. Margolis	15,000,000
Robert N. Weingarten	15,000,000

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The investors in the Private Placement made representations to the Company that they met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The offer and sale of the Series G Preferred Stock and Placement Agent Warrants in the offering were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The Private Placement was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

(e) The information provided in Item 1.1 under the heading “Awards to Officers and Directors as Compensation” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company. A copy of the Amendment is filed as Exhibit 3.1 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported on the Current Report on Form 8-K filed on March 24, 2014, effective upon completion of the Private Placement, the holders of the Series G Preferred Stock voted by written consent to approve and adopt the “Amendment” to increase the number of authorized shares of the Company to 1,405,000,000, in the form that had previously been approved by the Board of Directors and provided to holders of the Series G Preferred Stock. Since holders of the Series G Preferred Stock are entitled to 303,030 votes per share prior to their right to convert, such votes by the holders of the Series G Preferred Stock were sufficient to approve and adopt the Amendment by written consent with respect to the vote of holders of the common stock and holders of the Series G Preferred Stock, voting together as a single class. The Company also sought, and on April 17, 2014 obtained by written consent, sufficient votes of the holders of its common stock, voting as a separate class, to effect the Amendment.

Item 8.01 Other Events.

The Company has recently executed settlement agreements with and paid judgments in respect to certain former service providers that resulted in the settlement of potential claims totaling approximately $587,002 for a cost of approximately $116,163 in cash, plus the issuance of options to purchase 1,250,000 shares of common stock exercisable at $0.04 per share for a period five years. These settlements, when combined with settlements reported at the time of the first closing, have resulted in an aggregate reduction of approximately $1,923,002 in accounts payable and accrued liabilities of the Company for a cost of approximately $234,163 in cash, plus the issuance of options to purchase 5,550,000 shares of common stock exercisable at $0.04 per share for periods ranging from five to ten years. In addition to other provisions, the settlement agreements include mutual releases. The Company continues to explore ways to reduce its indebtedness, and might in the future enter additional settlements of potential claims, including, without limitation, those by other former executives or third party creditors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.
Date: April 18, 2014

	By:	/s/ Arnold S. Lippa
Arnold S. Lippa
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of Series G 1.5% Convertible Preferred Stock (1)
3.2 *	Certificate of Amendment of the Certificate of Incorporation of Cortex Pharmaceuticals, Inc.
10.1	Form of Securities Purchase Agreement (1)

*	filed herewith

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2014.